                                                                    EXHIBIT 99.1


                          CAPSTEAD MORTGAGE CORPORATION
                       ANNOUNCES THIRD QUARTER NET INCOME


         DALLAS - October 22, 2003 - Capstead Mortgage Corporation (NYSE: CMO) today reported net income of $14,779,000, or $0.63 per diluted common share, for the quarter ended September 30, 2003, compared to $22,751,000, or $1.15 per diluted common share, for the third quarter of 2002. Operating income, a non-GAAP financial measure calculated to exclude depreciation on real estate, gains on asset sales and redemptions of collateralized mortgage obligations ("CMOs"), and the dilutive effects of the Series B preferred shares, was $0.65 per common share for the third quarter of 2003, compared to $0.68 for the second quarter of 2003 and $1.19 for the third quarter of 2002. A table reconciling operating income per common share to net income per diluted common share (calculated in accordance with generally accepted accounting principles ("GAAP")) is included in this release.

THIRD QUARTER RESULTS AND RELATED DISCUSSION

         Operating income declined less during the third quarter than in prior quarters primarily because of lower borrowing rates and the impact of additions made to the Company's portfolio of mortgage securities and similar investments. This portfolio currently consists largely of adjustable-rate mortgage ("ARM") Fannie Mae, Freddie Mac and Ginnie Mae securities ("Agency Securities"). Financing spreads (the difference between the yields earned on these investments and the rates charged on related borrowings) declined seven basis points during the third quarter to 2.69% because of lower portfolio yields, as discussed below, offset by lower borrowing rates, which benefited from the action taken by the Federal Reserve on June 25, 2003 to reduce the Federal Funds Rate by 25 basis points. During the third quarter, the Company acquired $163 million of ARM Agency Securities. In addition, Capstead retained $121 million of fixed-rate collateral released from financed CMOs that the Company expects will earn improved financing spreads than when previously financed by CMO bonds. Together, these additions more than offset $210 million of runoff caused primarily by mortgage prepayments during the third quarter.

         The overall yield earned on the portfolio averaged 3.82% during the third quarter of 2003, a decline of 24 basis points from an average yield of 4.06% earned during the previous quarter. Yields on ARM securities fluctuate as coupon interest rates on the underlying mortgage loans reset to reflect current interest rates and are expected to continue to decline in the coming quarters. For example, if interest rates stabilize at current rates, the average yield on the portfolio could decline approximately 38 basis points by the third quarter of 2004. Actual yields will depend on portfolio composition as well as fluctuations in, and market expectations for fluctuations in, interest rates and levels of mortgage prepayments.

         Average rates on related borrowings were 1.13% during the third quarter of 2003, a decline of 17 basis points from the second quarter. The Company's borrowing rates depend on actions by the Federal Reserve to change short-term interest rates, market expectations of future changes in short-term interest rates and the extent of changes in financial market liquidity.

         Commenting on Capstead's operations, Andrew F. Jacobs, President and Chief Executive Officer, said, "Sharp increases in medium and long-term interest rates in July and August provided us the opportunity to acquire a significant amount of mortgage assets during the third quarter at attractive prices. Interest rates declined again in September and although we believe there may continue to be opportunities to acquire additional mortgage assets at attractive prices in the near future, such acquisitions may not be sufficient to replace runoff of our existing portfolio. That being said, portfolio runoff is expected to begin moderating in the fourth quarter as a higher interest rate environment has reduced, if not eliminated, the opportunity for homeowners to refinance their ARM loans into lower rate fixed-rate loans. Additionally, we will continue to see declines in average yields due to the reset to lower interest rates on mortgages underlying our ARM securities portfolio. The third quarter common dividend included the distribution of gains of $0.10 per share from the redemption of remaining CMO bonds on securitizations previously issued by the Company. We do not anticipate realizing significant additional gains from CMO redemptions in the coming quarters."

         Commenting on the Company's investment strategy, Mr. Jacobs added, "We are currently in the process of reevaluating our investment strategy. While we fully expect to continue our current strategy of investing in assets that can provide attractive risk-adjusted returns over the long term with less sensitivity to changes in interest rates than investments in fixed-rate and medium-term Agency Securities, we are also examining other real estate-related opportunities to invest available capital."

         In conclusion, Mr. Jacobs cautioned, "We expect Capstead's operating income will continue to benefit from excellent financing spreads for the immediate future; however, opportunities to reinvest capital made available by maturing investments over the near term may likely not be of the size or have the return profile capable of generating sufficient returns to offset declining earnings from our existing portfolios. As a result, quarterly operating income and common dividends may continue trending lower from current levels."

BOOK VALUE PER COMMON SHARE

         As of September 30, 2003, the Company's book value per common share was $7.05, a decline of $0.78 during the current quarter and $1.18 since December 31, 2002. Book value declined since year-end because of dividend payments in excess of quarterly net income (approximately $0.16 per share) and, more significantly, a reduction in the aggregate unrealized gain on the Company's investments (most of which are debt securities carried at fair value with changes in fair value reflected in stockholders' equity) as a result of recent increases in interest rates and runoff caused by mortgage prepayments. This unrealized gain can be expected to continue to decline with runoff and to fluctuate with changes in interest rates and market liquidity, and such changes will largely be reflected in book value per common share. Book value will also be affected by other factors, including the level of dividend distributions and depreciation charges on net-leased real estate; however, temporary changes in fair values of investments not held in the form of debt or equity securities generally will not affect book value.

                                    * * * * *

         Capstead Mortgage Corporation, a real estate investment trust ("REIT"), earns income from investing in real estate-related assets and other investment strategies.

         This document contains "forward-looking statements" (within the meaning of the Private Securities Litigation Reform Act of 1995) that inherently involve risks and uncertainties. The Company's actual results and liquidity can differ materially from those anticipated in these forward-looking statements because of changes in the level and composition of the Company's investments and unforeseen factors. As discussed in the Company's filings with the Securities and Exchange Commission, these factors may include, but are not limited to, changes in general economic conditions, the availability of suitable investments, fluctuations in, and market expectations for fluctuations in, interest rates and levels of mortgage prepayments, deterioration in credit quality and ratings, the effectiveness of risk management strategies, the impact of leverage, liquidity of secondary markets and credit markets, increases in costs and other general competitive factors. Relative to direct investments in real estate, these factors may include, but are not limited to, lessee performance under lease agreements, changes in general as well as local economic conditions and real estate markets, increases in competition and inflationary pressures, changes in the tax and regulatory environment including zoning and environmental laws, uninsured losses or losses in excess of insurance limits and the availability of adequate insurance coverage at reasonable costs.

                          CAPSTEAD MORTGAGE CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                     SEPTEMBER 30, 2003   DECEMBER 31, 2002
                                                                     ------------------   -----------------
                                                                        (UNAUDITED)
ASSETS
   Mortgage securities and similar investments
     ($2.0 billion pledged under repurchase arrangements)                $ 2,120,974         $ 2,431,519
   CMO collateral and investments                                            240,528           1,083,421
                                                                         -----------         -----------
                                                                           2,361,502           3,514,940
   Real estate held for lease, net of accumulated depreciation               134,341             137,122
   Receivables and other assets                                               58,474              55,863
   Cash and cash equivalents                                                  98,025              59,003
                                                                         -----------         -----------
                                                                         $ 2,652,342         $ 3,766,928
                                                                         ===========         ===========

LIABILITIES
   Repurchase arrangements and similar borrowings                        $ 1,994,389         $ 2,145,656
   Collateralized mortgage obligations ("CMOs")                              239,565           1,074,779
   Borrowings secured by real estate                                         120,253             120,400
   Incentive fee payable to former affiliate                                      --               4,982
   Common stock dividend payable                                              10,513             116,585
   Accounts payable and accrued expenses                                       5,281               5,948
                                                                         -----------         -----------
                                                                           2,370,001           3,468,350
                                                                         -----------         -----------

STOCKHOLDERS' EQUITY
   Preferred stock - $0.10 par value; 100,000 shares authorized:
       $1.60 Cumulative Preferred Stock, Series A,
         211 and 219 shares issued and outstanding at
         September 30, 2003 and December 31, 2002,
         respectively ($3,468 aggregate liquidation preference)                2,956               3,058
       $1.26 Cumulative Convertible Preferred Stock, Series B,
         15,819 and 15,820 shares issued and outstanding at
         September 30, 2003 and December 31, 2002,
         respectively ($180,025 aggregate liquidation preference)            176,707             176,708
   Common stock - $0.01 par value; 100,000 shares authorized;
     14,017 and 13,962 shares issued and outstanding at
     September 30, 2003 and December 31, 2002, respectively                      140                 140
   Paid-in capital                                                           456,981             458,919
   Accumulated deficit                                                      (387,718)           (387,718)
   Accumulated other comprehensive income                                     33,275              47,471
                                                                         -----------         -----------
                                                                             282,341             298,578
                                                                         -----------         -----------

                                                                         $ 2,652,342         $ 3,766,928
                                                                         ===========         ===========

BOOK VALUE PER COMMON SHARE                                              $      7.05         $      8.23

                          CAPSTEAD MORTGAGE CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)


                                                              QUARTER ENDED                NINE MONTHS ENDED
                                                              SEPTEMBER 30                   SEPTEMBER 30
                                                       -------------------------       -------------------------
                                                          2003            2002            2003            2002
                                                       ---------       ---------       ---------       ---------
INTEREST INCOME:
   Mortgage securities and similar investments         $  19,599       $  34,866       $  66,384       $ 120,701
   CMO collateral and investments                          5,971          26,316          31,061          94,446
                                                       ---------       ---------       ---------       ---------
       Total interest income                              25,570          61,182          97,445         215,147
                                                       ---------       ---------       ---------       ---------

INTEREST AND RELATED EXPENSE:
   Repurchase arrangements and similar borrowings          5,377          11,886          19,050          38,897
   CMO borrowings                                          5,803          26,594          31,152          95,559
   Mortgage insurance and other                               93             144             301             468
                                                       ---------       ---------       ---------       ---------
       Total interest and related expense                 11,273          38,624          50,503         134,924
                                                       ---------       ---------       ---------       ---------
         Net margin on financial assets                   14,297          22,558          46,942          80,223
                                                       ---------       ---------       ---------       ---------

REAL ESTATE LEASE INCOME                                   2,468           3,219           7,564           5,406
                                                       ---------       ---------       ---------       ---------

REAL ESTATE-RELATED EXPENSE:
     Interest                                              1,046           1,918           3,271           3,214
     Depreciation                                            927             962           2,781           1,604
                                                       ---------       ---------       ---------       ---------
       Total real estate-related expense                   1,973           2,880           6,052           4,818
                                                       ---------       ---------       ---------       ---------
         Net margin on real estate held for lease            495             339           1,512             588
                                                       ---------       ---------       ---------       ---------

OTHER REVENUE (EXPENSE):
   Gain on asset sales and CMO redemptions                 1,411           1,901           4,551           1,901
   CMO administration and other                              459             914             860           2,114
   Incentive fee payable to former affiliate                  --          (1,351)           (500)         (4,034)
   Other operating expense                                (1,883)         (1,610)         (5,802)         (5,080)
                                                       ---------       ---------       ---------       ---------
       Total other revenue (expense)                         (13)           (146)           (891)         (5,099)
                                                       ---------       ---------       ---------       ---------
NET INCOME                                             $  14,779       $  22,751       $  47,563       $  75,712
                                                       =========       =========       =========       =========

Net income                                             $  14,779       $  22,751       $  47,563       $  75,712
Less cash dividends paid on preferred stock               (5,068)         (5,097)        (15,204)        (15,296)
                                                       ---------       ---------       ---------       ---------

Net income available to common stockholders            $   9,711       $  17,654       $  32,359       $  60,416
                                                       =========       =========       =========       =========

NET INCOME PER COMMON SHARE:
   Basic                                               $    0.69       $    1.27       $    2.32       $    4.36
   Diluted                                                  0.63            1.15            2.04            3.82

CASH DIVIDENDS DECLARED PER SHARE:
   Common                                              $   0.750       $   1.320       $   2.470       $   4.400
   Series A Preferred                                      0.400           0.400           1.200           1.200
   Series B Preferred                                      0.315           0.315           0.945           0.945

                          CAPSTEAD MORTGAGE CORPORATION
                              MARKET VALUE ANALYSIS
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                                     SEPTEMBER 30, 2003                           DECEMBER 31, 2002
                                         -----------------------------------------------------------------------  -----------------
                                                                                                      UNREALIZED    UNREALIZED
                                          PRINCIPAL      PREMIUM                          MARKET        GAINS         GAINS
                                           BALANCE      (DISCOUNT)         BASIS          VALUE        (LOSSES)      (LOSSES)
                                         ----------     -----------      ----------     ----------    ----------    ----------
DEBT SECURITIES HELD AVAILABLE-
FOR-SALE: (a)
   Agency Securities:
     Fannie Mae/Freddie Mac:
       Fixed-rate                        $    1,019     $         4      $    1,023     $    1,118     $     95      $    139
       ARMs:
         LIBOR/CMT                          937,543          13,416         950,959        970,609       19,650        25,679
         COFI                                99,528          (2,878)         96,650        100,576        3,926         5,774
     Ginnie Mae ARMs                        706,595           7,639         714,234        721,676        7,442        12,792
                                         ----------     -----------      ----------     ----------     --------      --------
                                          1,744,685          18,181       1,762,866      1,793,979       31,113        44,384
                                         ----------     -----------      ----------     ----------     --------      --------

   Non-agency securities:
     Fixed-rate                               2,369              --           2,369          2,454           85            --
     ARMs                                    63,742             581          64,323         65,426        1,103         1,504
                                         ----------     -----------      ----------     ----------     --------      --------
                                             66,111             581          66,692         67,880        1,188         1,504
   CMBS - adjustable rate                    72,587             (20)         72,567         72,587           20            82

  CMO collateral and investments             17,590             416          18,006         18,591          585           871
                                         ----------     -----------      ----------     ----------     --------      --------

                                         $1,900,973     $    19,158      $1,920,131     $1,953,037     $ 32,906      $ 46,841
                                         ==========     ===========      ==========     ==========     ========      ========

DEBT SECURITIES HELD-TO-MATURITY: (b)
   Released CMO collateral:
     Agency Securities:
       Fixed-rate                        $    1,331     $        10      $    1,341     $    1,462     $    121      $    192
     Non-agency securities:
       Fixed-rate                           120,025             429         120,454        124,203        3,749            52
       ARMs                                  28,286             957          29,243         28,950         (293)           --
                                         ----------     -----------      ----------     ----------     --------      --------
                                            149,642           1,396         151,038        154,615        3,577           244
   CMO collateral                           220,609           1,328         221,937        222,187          250        (3,844)
                                         ----------     -----------      ----------     ----------     --------      --------
                                         $  370,251     $     2,724      $  372,975     $  376,802     $  3,827      $ (3,600)
                                         ==========     ===========      ==========     ==========     ========      ========


(a) Unrealized gains and losses on investments in debt securities classified as available-for-sale are recorded in stockholders' equity as a component of "Accumulated other comprehensive income." Gains or losses are recognized in operating results only if sold. Investments in a commercial loan syndication and real estate held for lease are not classified as debt securities. Consequently, these assets are not subject to mark-to-market accounting and therefore have been excluded from this analysis.

(b) Investments in debt securities classified as held-to-maturity are carried on the balance sheet at amortized cost.

                          CAPSTEAD MORTGAGE CORPORATION
                   MORTGAGE SECURITIES AND SIMILAR INVESTMENTS
                               YIELD/COST ANALYSIS
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)

                                     3RD QUARTER AVERAGE (a)          AS OF SEPTEMBER 30, 2003
                               ----------------------------------     --------------------------      PROJECTED      LIFETIME
                                               ACTUAL      ACTUAL      PREMIUMS                      4TH QUARTER    PREPAYMENT
                                 BASIS       YIELD/COST    RUNOFF     (DISCOUNTS)      BASIS (a)    YIELD/COST (b)  ASSUMPTIONS
                               ----------    ----------    ------     -----------     ----------    --------------  -----------
Agency Securities:
  Fannie Mae/Freddie Mac:
     Fixed-rate                $    2,566      9.41%         39%      $        14     $    2,364        9.50%          30%
     ARMs:
       LIBOR/CMT                  945,915      3.43          29            13,416        950,959        3.18           25
       COFI                       102,189      4.83          30            (2,878)        96,650        4.64           25
  Ginnie Mae ARMs                 685,978      3.85          43             7,639        714,234        3.64           26
                               ----------                             -----------     ----------
                                1,736,648      3.69          35            18,191      1,764,207        3.45           25

Non-agency securities:
  Fixed-rate                       97,189      6.47          30               429        122,823        6.22           32
  ARMs                            103,099      3.00          50             1,538         93,566        3.37           40
                               ----------                             -----------     ----------
                                  200,288      4.68          41             1,967        216,389        5.10           35
CMBS and other
  commercial loans                108,273      4.27           2                 1        108,057        4.28           --
                               ----------                             -----------     ----------
                                2,045,209      3.82          35       $    20,159      2,088,653        3.67           25
                                                                      ===========
Borrowings                      1,865,726      1.13                                    1,994,389        1.15
                               ----------                                             ----------

Capital employed/
  financing spread             $  179,483      2.69                                   $   94,264        2.52
                               ==========                                             ==========
Return on assets (c)                           2.77                                                     2.60


(a) Basis represents the Company's investment before unrealized gains and losses. Actual asset yields, runoff rates, borrowing rates and resulting financing spread are presented on an annualized basis.

(b) Projected annualized yields for the fourth quarter 2003 reflect ARM coupon resets and lifetime prepayment assumptions as adjusted for expected prepayments over the next three months, as of the date of this press release. Actual yields realized in future periods will largely depend upon
     (i) changes in portfolio composition, (ii) ARM coupon resets, (iii) actual prepayments and (iv) any changes in lifetime prepayment assumptions.

(c) The Company generally uses its liquidity to pay down borrowings. Return on assets is calculated on an annualized basis assuming the use of this liquidity to reduce borrowing costs.

                          CAPSTEAD MORTGAGE CORPORATION
                        COMPARISON OF OPERATING INCOME *
                       AND DILUTED INCOME PER COMMON SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                                         QUARTER ENDED
                                          ------------------------------------------------------------------------------
                                            SEPTEMBER 30, 2003             JUNE 30,2003            SEPTEMBER 30, 2002
                                          ----------------------      ----------------------      ----------------------
                                          OPERATING      DILUTED      OPERATING      DILUTED      OPERATING      DILUTED
                                          ---------      -------      ---------      -------      ---------      -------
Net income                                $ 14,779       $14,779      $ 15,241       $15,241      $ 22,751       $22,751
Adjustments for:
   Depreciation on real estate                 927            --           927            --           962            --
   Gain on asset sales and
     CMO redemptions                        (1,411)           --        (1,393)           --        (1,901)           --
   Series B preferred dividends             (4,982)           --        (4,982)           --        (4,990)           --
                                          --------       -------      --------       -------      --------       -------
                                          $  9,313       $14,779      $  9,793       $15,241      $ 16,822       $22,751
                                          ========       =======      ========       =======      ========       =======

Weighted average common
   shares outstanding                       13,995        13,995        13,978        13,978        13,871        13,871
Net effect of dilutive securities:
   Preferred B shares                           --         8,987            --         8,943            --         5,638
   Stock options and other preferred
     shares                                    353           353           349           349           310           310
                                          --------       -------      --------       -------      --------       -------
                                            14,348        23,335        14,327        23,270        14,181        19,819
                                          ========       =======      ========       =======      ========       =======

                                          $   0.65       $  0.63      $   0.68       $  0.65      $   1.19       $  1.15
                                          ========       =======      ========       =======      ========       =======

* Capstead reports operating income per common share (a non-GAAP financial measure calculated excluding depreciation on real estate, gain on asset sales and CMO redemptions, and the dilutive effects of the Series B preferred share) under the belief it provides investors with a useful supplemental measure of the Company's operating performance. Operating income represents a measure of the amount of funds generated by operations, which may, at the discretion of Capstead's Board of Directors, be used for reinvestment or distributed to common stockholders as dividends. Depreciation on real estate, although an expense deductible for federal income tax purposes and therefore an item that reduces Capstead's REIT distribution requirements, is added back to arrive at operating income because it is a noncash expense. Gains are excluded because they are considered non-operating in nature and the amount and timing of any such gains are dependent upon future market conditions. Operating income per common share excludes the dilutive effects of the Series B preferred shares because it is not economically advantageous to convert these shares at the current market prices of both the common shares and Series B preferred shares. Consequently, few, if any, actual Series B conversions are expected. The Series B preferred shares are considered dilutive, for diluted net income per common share purposes only, whenever annualized basic net income per common share exceeds $2.21 (the Series B preferred share annualized dividend of $1.26 divided by the current conversion rate of 0.5708).